Exhibit 5.2

to Registration Statement

Qwest Corporation

Law Department

1801 California Street, 10th Floor

Denver, Colorado 80202

Arthur Saltarelli

Associate General Counsel

303-992-2507 (telephone)

303-292-4224 (telecopy)

Arthur.Saltarelli@CenturyLink.com

March 2, 2015

Qwest Corporation

100 CenturyLink Drive

Monroe, Louisiana 71203

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 (the “Registration Statement”) in the form in which it is to be filed today by Qwest Corporation, a Colorado corporation (“QC”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale by QC from time to time, pursuant to Rule 415 promulgated under the Act, of an indeterminate aggregate principal amount or number of debt securities of QC (the “Debt Securities”), in one or more series as determined by the Board of Directors of QC in subsequent resolutions (“Subsequent Resolutions”) and as described in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

In connection with rendering the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as I have deemed necessary or appropriate for the purposes of this opinion, including: (i) the amended and restated Articles of Incorporation of QC dated as of March 28, 2013; (ii) the amended and restated Bylaws of QC dated as of February 13, 2003; (iii) the resolutions adopted by the Board of Directors of QC on March 2, 2015 (the “Board Resolutions”); (iv) the indenture (the “Indenture”) dated as of October 15, 1999, between QC (formerly named U.S. WEST Communications, Inc.), as issuer, and Bank of New York Trust Company, National Association (as successor-in-interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as trustee (“Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of August 19, 2014; and (v) such other records of QC, certificates of QC’s officers and public officials, and such other documents as I have deemed relevant. As to various questions of fact material to this opinion, I have relied upon representations of officers or directors of QC and documents furnished to me by QC without independent verification of their accuracy and upon such other documents, records, certificates and other instruments, including certificates or other written or oral advice of public officials and officers of QC, as I considered necessary or appropriate in connection with rendering the opinions expressed below.

March 2, 2015

In my examination of such documents, I have assumed without independent verification (i) that each of the documents and instruments reviewed by me has been duly authorized, executed and delivered by each of the parties thereto other than QC and is enforceable against such parties in accordance with the terms thereof, (ii) the authenticity of all documents and instruments submitted to me as originals, (iii) the conformity to the originals of all documents and instruments submitted to me as conformed, certified or photostatic copies, (iv) the accuracy and completeness of all corporate records made available to me by QC and its subsidiaries, (v) the absence of any other documents, instruments, records, agreements or understandings that alter, modify or change the validity or accuracy of the representations made to me orally or as set forth in any documents, instruments, records or agreements provided to or reviewed by me, (vi) the genuineness of all signatures on all documents and instruments examined by me, and (vii) the power and legal capacity of all persons (other than QC and its subsidiaries) who have executed documents reviewed by us hereunder.

Based upon the foregoing and subject to the following qualifications and comments, I am of the opinion that:

Each series of Debt Securities issued under the Indenture will be legally issued and binding obligations of QC when (i) the Registration Statement shall have become effective under the Act, (ii) any necessary supplemental indenture to the Indenture shall have been duly authorized, executed and delivered by QC and the Trustee, (iii) the terms of such series of Debt Securities shall have been established and approved in accordance with a supplemental indenture or Subsequent Resolutions, as contemplated by the Indenture and the Registration Statement, (iv) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) any required certificates or global security representing such series of Debt Securities shall have been duly authenticated, executed and delivered in accordance with the Indenture, and such Debt Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

In connection with my opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Debt Security: (i) the Board of Directors of QC shall have duly and validly taken all corporate action necessary to authorize the issuance and sale of each such Debt Security pursuant to the adoption of Subsequent Resolutions and such authorization shall not have been modified or rescinded; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) shall have been automatically effective upon filing and such effectiveness shall not have been terminated or rescinded; (iii) the Registration Statement will comply with all applicable laws at all times during which the Debt

March 2, 2015

Securities are offered and issued as contemplated by the Registration Statement, and QC shall continue to remain eligible to use such Registration Statement; (iv) the applicable Prospectus Supplement filed with the Commission describing the Debt Securities offered thereby will comply with all applicable laws; (v) all Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) the definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by QC and the other parties thereto; (vii) the Indenture has been duly authorized, executed and delivered by QC and the Trustee, and the Indenture and the Trustee has been and continues to be qualified under the Trust Indenture Act; (viii) the Indenture is a valid, binding and enforceable obligation of the trustee that is a party thereto; (ix) all Debt Securities will be issued in accordance with the terms and conditions of the Subsequent Resolutions authorizing the issuance of such Debt Securities; (x) the definitive terms of all Debt Securities will be established in accordance with the provisions of the Indenture, and (xi) there will not have occurred any change in law affecting the validity or enforceability of any such Debt Security. I have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof nor the issuance and delivery of such Debt Security, nor the compliance by QC with the terms of such Security, will violate any applicable law or regulation (including those relating to the regulation of communications companies) or will result in a violation of any provision of any instrument or agreement then binding upon QC, or any restriction imposed by any court or governmental body having jurisdiction over QC or its assets.

My opinions expressed above regarding the enforceability of certain of QC’s obligations are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing, (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, (iv) laws or public policy considerations that may limit the enforceability of provisions relating to indemnification, exculpation or contribution, (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, (vi) the effects of applicable laws requiring the mitigation of damages and (vii) the possible unenforceability of contractual provisions providing for choice of governing law or venue, permitting only written contract modifications or waivers, granting or limiting rights of third parties, providing for the waiver of unmatured rights, permitting parties to enforce rights without providing an opportunity to cure, or permitting terms of a contract to be severed.

I do not express any opinion herein concerning any law other than the Colorado Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting the foregoing). I express no opinion as to the application of (i) the securities or blue sky laws of the various states to the sale of any Debt Securities, (ii) securities or other laws of any foreign nation or jurisdiction and any rules and regulations promulgated thereunder, (iii) the rules of the Financial Industry Regulatory Authority or (iv) any law, rule or regulation that is applicable to any party to any agreements relating to the Debt Securities or the transactions contemplated

March 2, 2015

thereunder solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or its affiliates.

In addition, in rendering the foregoing opinion, I have assumed that neither the execution and delivery by QC of any agreements relating to the Debt Securities nor the performance by QC of its obligations thereunder (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which QC or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which QC or its property is subject, (iii) violates or will violate any law, rule or regulation to which QC or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This letter is furnished by me as Associate General Counsel of QC, and is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks only as of the date hereof. I assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

March 2, 2015

I consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption “Legal Matters.” In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission.

Very truly yours,

/s/ Arthur Saltarelli

Arthur Saltarelli

Associate General Counsel of

Qwest Corporation